Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-272889) and Form S-8 (File No. 333-239180) (the “Registration Statements”) of Datasea Inc., of our report dated September 27, 2023 relating to the financial statements for the year ended June 30, 2023, which appear in the 2023 Annual Report of Datasea Inc. on Form 10-K. We also consent to the reference to us under the heading “Experts” in the Registration Statements.

/s/ Kreit & Chiu CPA LLP (Formerly Paris, Kreit & Chiu CPA LLP)

Los Angeles, California

September 27, 2023